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                                                                 EXHIBIT 99.1(E)
                         EATON VANCE MUTUAL FUNDS TRUST
                         ------------------------------



               Establishment and Designation of Classes of Shares
                    of Beneficial Interest, Without Par Value


         WHEREAS, the Trustees of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the "Trust"), have previously designated a series known as EV Traditional Tax-Managed Growth Fund (the "Fund); and

         WHEREAS, the Trustees now desire to designate Classes of the Fund pursuant to Section 5.1 of Article V of the Trust's Amended and Restated Declaration of Trust dated August 17, 1993 (the "Declaration of Trust");

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby establish two Classes of shares of the Fund, each Class to have the following special and relative rights:

         1.  The Classes shall be designated as "Class A" and "Class I".
Each existing share of beneficial interest of the Fund shall be designated as a Class A share of the Fund.

         2. In addition to the provisions of Section 5.5 of Article V of the Declaration of Trust, each Class shall be subject to the terms and conditions set forth in the Multiple Class Plan for Institutional Shares adopted by the Board of Trustees of the Trust, as amended from time to time.

Dated:  November 18, 1996



/s/ Donald R. Dwight          /s/ Norton H. Reamer
---------------------         ---------------------
Donald R. Dwight              Norton H. Reamer


/s/ M. Dozier Gardner         /s/ John L. Thorndike
---------------------         ---------------------
M. Dozier Gardner             John L. Thorndike


/s/ James B. Hawkes           /s/ Jack L. Treynor
---------------------         ---------------------
James B. Hawkes               Jack L. Treynor


                    /s/ Samuel L. Hayes, III
                    ------------------------
                    Samuel L. Hayes, III